Exhibit 3.27

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “URS HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SEVENTH DAY OF MARCH, A.D. 1991, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FIRST DAY OF JUNE, A.D. 1991, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 1991, AT 12:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SIXTH DAY OF MARCH, A.D. 1992, AT 1 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE TWELFTH DAY OF MARCH, A.D. 1992.

CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF AUGUST, A.D. 1993, AT 10:30 O’CLOCK A.M.

RESTATED CERTIFICATE, FILED THE TENTH DAY OF DECEMBER, A.D. 1993, AT 10:45 O’CLOCK A.M.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
2256592 8100H	AUTHENTICATION: 6192390
071263254	DATE: 11-28-07
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	PAGE 2
The First State

CERTIFICATE OF DESIGNATION, FILED THE FIRST DAY OF APRIL, A.D. 1997, AT 4 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “DAMES & MOORE, INC.” TO “DAMES & MOORE GROUP”, FILED THE TWELFTH DAY OF AUGUST, A.D. 1997, AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-SEVENTH DAY OF MARCH, A.D. 1998, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE TWENTY-EIGHTH DAY OF MARCH, A.D. 1998.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-THIRD DAY OF JUNE, A.D. 1999, AT 2 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRD DAY OF FEBRUARY, A.D. 2000, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTH DAY OF SEPTEMBER, A.D. 2001, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE FOURTEENTH DAY OF SEPTEMBER, A.D. 2001, AT 6 O’CLOCK P.M.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
2256592 8100H	AUTHENTICATION: 6192390
071263254 You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 11-28-07

Delaware	PAGE 3
The First State

CERTIFICATE OF MERGER, FILED THE FIFTEENTH DAY OF OCTOBER, A.D. 2001, AT 6 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “DAMES & MOORE GROUP” TO “URS HOLDINGS, INC.”, FILED THE THIRTIETH DAY OF JANUARY, A.D. 2002, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF AUGUST, A.D. 2002, AT 12:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “URS HOLDINGS, INC.”.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State AUTHENTICATION: 6192390
2256592 8100H
071263254 You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 11-28-07

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 03/07/1991 731066005 – 2256592

CERTIFICATE OF INCORPORATION

OF

DAMES & MOORE, INC.

Article I

Name

The name of the corporation is Dames & Moore, Inc. (the “Corporation”).

Article II

Registered Office

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article III

Business

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “General Corporation Law”).

Article IV

Authorized Capital Stock

A. The Corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 70,000,000, of which 10,000,000 shares shall be Preferred Stock at the par value of $.01 per share and 60,000,000 shares shall be Common Stock at the par value of $.01 per share.

B. The Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby vested with the authority from time to time to establish and designate such series and, within the limitations prescribed by law, to fix and determine the designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations and restrictions of any series so established.

C. Subject to all of the rights of the Preferred Stock of any series, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Common Stock shall share ratably in the assets of the Corporation remaining after payment of the preferential amounts required to be paid to holders of Preferred Stock.

Article V

Directors

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not less than ten nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office.

B. In addition to the powers and authority expressly conferred upon them by the General Corporation Law or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. At all meetings of the Board of Directors, each director shall have one vote, and all questions shall be decided by a majority of the directors present at each such meeting, provided, however, that certain matters, as provided hereinbelow or in the Bylaws, shall be decided by a majority of the directors then in office or by the Continuing Directors (defined below).

C. Subject to the rights of the holders of any class or series of Preferred Stock and to the requirements of law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such directors’ successors shall have been duly elected and qualified.

D. Election of directors need not be by written ballot.

Article VI

Meetings of Stockholders

A. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly noticed and called annual or special meeting of stockholders of the Corporation and may not be effected by consent in writing of such stockholders. Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

B. At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision for cumulative voting) he (or she) would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute such votes for any two or more of such directors as he may see fit.

Article VII

Business Combinations

A. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation that may be required by law or otherwise and in addition to any affirmative vote of the directors of the Corporation that may be required by law or otherwise, the Corporation shall not engage in a Business Combination (defined below) unless and until the following conditions have been satisfied:

1. The Business Combination must be approved by either (i) a majority of the Continuing Directors, provided that this condition shall not be capable of satisfaction unless there are at least three Continuing Directors, or (ii) the affirmative vote of the holders of at least two-thirds of the total voting power of the then-outstanding shares of Voting Stock, excluding Voting Stock of which Interested Stockholders are the Beneficial Owners (as such terms are defined below), voting together as a single class; and

2. If the Business Combination is approved by a majority of the Continuing Directors but not by the affirmative vote of the stockholders described above in Article VII.A.1(ii), the following conditions must also be satisfied in the case of a Business Combination that involves the payment of cash or other consideration to the stockholders of the Corporation in their capacity as stockholders:

(i) The consideration to be received by holders of shares of a particular class or series of outstanding capital stock must be in cash or in the same form as the Interested Stockholder involved in the Business Combination has previously paid for shares of such class or series of capital stock. If the Interested Stockholder has paid for shares of any class or series of capital stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class or series of capital stock shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by the Interested Stockholder; and

(ii) The cash or Fair Market Value (defined below) of other consideration to be received per share by the holders of each class or series of capital stock of the Corporation in the Business Combination must not be less than the highest per share price (including brokerage commissions and/or soliciting dealers’ fees) paid by the Interested Stockholder in acquiring any shares of such class or series, respectively, within the twenty-four months preceding the date of consummation of the Business Combination (appropriately adjusted for any stock split, stock dividend, combination of shares or similar event).

B. For the purposes hereof:

1. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act (defined below).

2. A Person (defined below) is the “Beneficial Owner” of any and all Voting Stock:

(i) Which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act; or

(ii) Which such Person or any of its Affiliates or Associates otherwise has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time or subject to any condition) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of such Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting and with respect to which neither such Person nor such Affiliate or Associate is otherwise deemed the beneficial owner); or

(iii) Which are beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

3. “Business Combination” means any of the transactions referred to in the following Subparagraphs (i) through (vi):

(i) Any merger or consolidation of the Corporation or any Subsidiary (defined below) with (a) any

Interested Stockholder or (b) any other Person which after such merger or consolidation would be an Interested Stockholder; or

(ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

(iii) The receipt by any Interested Stockholder of any benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loan, advance, guarantee, pledge or other financial assistance in an amount in excess of $5,000,000 provided by or through the Corporation or any Subsidiary; or

(iv) The issuance or transfer to any Interested Stockholder by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary having an aggregate Fair Market Value of $5,000,000 or more, except pursuant to a dividend, distribution, exchange offer or purchase offer made by the Corporation on a pro rata basis to all holders of a class or series of its capital stock and which does not have the effect, directly or indirectly and in one transaction or a series of transactions, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary of which any Interested Stockholder is the Beneficial Owner; or

(v) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder; or

(vi) Any reclassification of securities (including any reverse stock split or recapitalization of the Corporation), any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly and in one transaction or a series of transactions, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary of which any Interested Stockholder is the Beneficial Owner.

4. “Continuing Director” means a director of the Corporation who is not an Interested Stockholder or an officer, employee, director, representative or nominee of an Interested Stockholder and who (i) is or was a member of the Corporation’s original Board of Directors, (ii) was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder or (iii) is a successor of a Continuing Director and was recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board of Directors.

5. “Exchange Act” means the Securities Exchange Act of 1934, as in effect on March 1, 1991.

6. “Fair Market Value” means: (i) in the case of stock or other securities, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock or other security on the principal United States securities exchange registered under the Exchange Act on which such stock or other security is listed, or, if such stock or other security is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock or other security during the thirty-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any other quotation reporting system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock or other security as determined by the Board of Directors in good faith, and (ii) in the case of property other than stock or other securities, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

7. “Interested Stockholder” means (i) any Person which, together with its Affiliates and Associates, is the Beneficial Owner of an aggregate of twenty percent or more of the outstanding shares of Common Stock or of the total voting power of all outstanding Voting Stock, (ii) an Affiliate or Associate of the Corporation that at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of an aggregate of twenty percent or more of the outstanding shares of Common Stock or of the total voting power of all outstanding Voting Stock, (iii) any Person which is an assignee of or successor to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, or (iv) any Affiliate, Associate, officer, director or representative of an Interested Stockholder. Notwithstanding the foregoing, the term “Interested Stockholder” shall not include the Corporation, any Subsidiary, any employee benefit plan of the Company or any Subsidiary or any trustee or fiduciary when acting in such capacity with respect to any employee benefit plan of the Company or any Subsidiary.

8. “Person” mean any individual, partnership, firm, corporation or other entity, as well as any group deemed to be a Person under Section 14(d)(2) of the Exchange Act.

9. “Subsidiary” means any corporation or other entity of which the Corporation owns, directly or indirectly, securities that entitle the Corporation to elect a majority of the board of directors or other Persons performing similar functions for such corporation or other entity or that otherwise give to the Corporation the power to control such corporation or entity.

10. “Voting Stock” means all shares of Common Stock and all other outstanding securities of the Corporation, if any, which are, as of the date in question, entitled to vote generally in the election of directors of the Corporation.

C. The Board of Directors, when evaluating any proposed transaction that would result in a Person becoming an Interested Stockholder, or in an Interested Stockholder increasing its ownership of capital stock of the Corporation, or any transaction with any other party, whether or not such other party is an Interested Stockholder, that would constitute a Business Combination if the other party to the transaction were or would thereby become an Interested Stockholder, may, to the fullest extent permitted by law, give due consideration to the independence and integrity of the Corporation’s operations, and the effects of the transaction on the stockholders, employees, customers and other constituents of the Corporation. Nothing contained in this Article VII shall be construed as relieving any Interested Stockholder from any fiduciary obligation imposed by law.

Article VIII

Liability of Directors

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law is amended hereafter further to eliminate or limit the personal liability of directors, the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law, as so amended.

Article IX

Amendment of Charter Documents

A. Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors and any other persons pursuant to this Certificate of Incorporation are granted subject to this reservation.

B. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation that may be required by law or otherwise and in addition to any affirmative vote of the directors of this Corporation that may be required by law or otherwise, any amendment or repeal of any provision of this Certificate of Incorporation shall require the affirmative vote of the holders of at least two-thirds of the total voting power of the then-outstanding shares of Voting Stock, voting together as a single class, provided, however, that any amendment or repeal of any provision of Article VII hereof (Business Combinations) shall require the affirmative vote of the holders of at least two-thirds of the total voting power of the then-outstanding shares of Voting Stock, excluding Voting Stock of which Interested Stockholders are the Beneficial Owners, voting together as a single class.

C. The Board of Directors shall have concurrent power with the stockholders to adopt, amend or repeal the Bylaws of this Corporation, provided, however, that no provision of the Bylaws may be adopted, amended or repealed if the effect thereof would be to modify or permit the circumvention of any provision of this Certificate of Incorporation. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the directors then in office. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation that may be required by law or otherwise, any adoption, amendment or repeal of any provision of the Bylaws by the stockholders shall require the affirmative vote of the holders of at least two-thirds of the total voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

Article X

Incorporator

The name and mailing address of the sole incorporator are as follows: Marc L. Brown; c/o Tuttle & Taylor, A Law

Corporation; 355 South Grand Ave.; 40th Floor; Los Angeles, CA 90071.

I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts stated are true, and accordingly, have hereto set my hand this 5th day of March, 1991.

/s/ Marc L. Brown
Marc L. Brown
Incorporator

7256G

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 06/21/1991 731172008 – 2256592

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DAMES & MOORE, INC.

Dames & Moore, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

1. The original Certificate of Incorporation of the Company was filed with the Office of the Secretary of State of the State of Delaware on March 7, 1991. The Company has not yet issued any stock or received any payment for any of its stock.

2. Pursuant to a resolution duly adopted by a majority of the Company’s Board of Directors in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware, Paragraph A of Article IV of the Company’s Certificate of Incorporation has been amended to read in its entirety as follows:

A. The Corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 28,000,000, of which 1,000,000 shares shall be Preferred Stock at the par value of $.01 per share and 27,000,000 shares shall be Common Stock at the par value of $.01 per share.

IN WITNESS WHEREOF, Dames & Moore, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 18th day of June, 1991.

DAMES & MOORE, INC.

By	/s/ George D. Leal
George D. Leal, Chairman of the Board, President and Chief Executive Officer

ATTEST:

By	/s/ Maurice Yellen
Maurice Yellen, Secretary

7414G

0432W	STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:30 PM 12/27/1991 913615316 – 2256592

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DAMES & MOORE, INC.

Dames & Moore, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

1. The original Certificate of Incorporation of the Company was filed with the Office of the Secretary of State of the State of Delaware on March 7, 1991. A Certificate of Amendment of Certificate of Incorporation of the Company was filed in the Office of the Secretary of State of the State of Delaware on June 21, 1991. The Company has not yet issued any stock or received any payment for any of its stock.

2. Pursuant to a resolution duly adopted by a majority of the Company’s Board of Directors in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Company is amended as follows:

A. Paragraph A of Article VI has been amended to read in its entirety as follows:

Article VI

Meetings of Stockholders

A. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly noticed and called annual or special meeting of stockholders of the Corporation and may not be effected by consent in writing of such stockholders. Special meetings of the stockholders of the Corporation may be called only (i) by the Chairman of the Board; (ii) by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office, or (iii) the holders of shares entitled to cast not less than 10 percent of the votes at the meeting.

B. Article VII, Business Combinations, shall be deleted in its entirety.

0432W

C. Paragraph B of Article IX, Amendment of Charter Documents, shall be amended to read in its entirety as follows:

B. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation that may be required by law or otherwise and in addition to any affirmative vote of the directors of this Corporation that may be required by law or otherwise, any amendment or repeal of any provision of this Certificate of Incorporation shall require the affirmative vote of the holders of at least two-thirds of the total voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

IN WITNESS WHEREOF, Dames & Moore, Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 27th day of December, 1991.

DAMES & MOORE, INC.

By	/s/ George D. Leal
George D. Leal, Chairman of the Board, President and Chief Executive Officer

ATTEST:

By	/s/ Maurice Yellen
Maurice Yellen, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 03/06/1992 732066015 – 2256592

CERTIFICATE OF MERGER OF

DAMES & MOORE, INC.,

a California corporation

INTO

DAMES & MOORE, INC.,

a Delaware corporation

(Under Section 252 of the General

Corporation Law of the State of Delaware)

DAMES & MOORE, INC., a Delaware corporation, hereby certifies that:

1. The name and state of incorporation of each of the constituent corporations are:

(a)	Dames & Moore, Inc., a California corporation (“D&M California”); and

(b)	Dames & Moore, Inc., a Delaware corporation (Dames & Moore, Inc.”).

2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by D&M California and Dames & Moore, Inc. in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

3. The effective time of the Merger provided for in the Agreement of Merger shall be at 9:00 a.m., Eastern Standard Time, on March 12, 1992.

4. The name of the surviving corporation is Dames & Moore, Inc.

5. The Certificate of Incorporation, as amended, of Dames & Moore, Inc. (a Delaware corporation) shall be the certificate of incorporation of the surviving corporation.

6. The executed Agreement of Merger is on file at the principal place of business of Dames & Moore, Inc. at 911 Wilshire Boulevard, Seventh Floor, Los Angeles, California 90017.

7. A copy of the Agreement of Merger will be furnished by Dames & Moore, Inc., on request and without cost, to any stockholder of D&M California or Dames & Moore, Inc.

8. The authorized capital stock of D&M California is 1,000,000 shares of Class A stock, 1,000,000 shares of Class B stock and 1,000,000 shares of Class C stock, with no par value.

IN WITNESS WHEREOF, Dames & Moore, Inc. has caused this Certificate of Merger to be signed by George D. Leal, its President, and attested by Maurice Yellen, its Secretary, on this 4th day of March, 1992.

DAMES & MOORE, INC.,
a Delaware corporation

By	/s/ George D. Leal
President

ATTEST:

By	/s/ Maurice Yellin
Secretary

2

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:30 AM 08/16/1993 932285136 – 2256592

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DAMES & MOORE, INC.

Dames & Moore, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation Law”), does hereby certify:

1. The original Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on March 7, 1991.

2. Pursuant to the approval of the directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the Corporation Law, Article III of the Corporation’s Certificate of Incorporation has been amended to read in its entirety as follows:

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “General Corporation Law”), including, without limitation, the professional practice of engineering.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers this 9th day of August, 1993.

DAMES & MOORE, INC.

By	/s/ George D. Leal
George D. Leal Chairman of the Board and Chief Executive Officer

ATTEST:

By	/s/ Maurice Yellen
Maurice Yellen, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:45 AM 12/10/1993
933445119 – 2256592

RESTATED CERTIFICATE OF INCORPORATION

OF

DAMES & MOORE, INC.

Dames & Moore, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation Law”), does hereby certify:

A. The original Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on March 7, 1991.

B. This Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors in accordance with the provisions of Section 245 of the Corporation Law. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation as heretofore amended, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

C. The Corporation’s Certificate of Incorporation, as heretofore amended, hereby is restated and integrated to read in its entirety as follows:

Article I

Name

The name of the corporation is Dames & Moore, Inc. (the “Corporation”).

Article II

Registered Office

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Article III

Business

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “General Corporation Law”), including, without limitation, the professional practice of engineering.

Article IV

Authorized Capital Stock

A. The Corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 28,000,000, of which 1,000,000 shares shall be Preferred Stock at the par value of $.01 per share and 27,000,000 shares shall be Common Stock at the par value of $.01 per share.

B. The Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby vested with the authority from time to time to establish and designate such series and, within the limitations prescribed by law, to fix and determine the designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations and restrictions of any series so established.

C. Subject to all of the rights of the Preferred Stock of any series, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the Corporation legally available for the payment of such dividends. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Common Stock shall share ratably in the assets of the Corporation remaining after payment of the preferential amounts required to be paid to holders of Preferred Stock.

Article V

Directors

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not less than ten nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office.

B. In addition to the powers and authority expressly conferred upon them by the General Corporation Law or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. At all meetings of the Board of Directors, each director shall have one vote, and all questions shall be decided by a majority of the directors present at each such meeting, provided, however, that certain matters, as provided hereinbelow or in the Bylaws, shall be decided by a majority of the directors then in office or by the Continuing Directors (defined below).

C. Subject to the rights of the holders of any class or series of Preferred Stock and to the requirements of law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such directors’ successors shall have been duly elected and qualified.

D. Election of directors need not be by written ballot.

2

Article VI

Meetings of Stockholders

A. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly noticed and called annual or special meeting of stockholders of the Corporation and may not be effected by consent in writing of such stockholders. Special meetings of the stockholders of the Corporation may be called only (i) by the Chairman of the Board, (ii) by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office, or (iii) by the holders of shares entitled to cast not less than 10 percent of the votes at the meeting.

B. At all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision for cumulative voting) he (or she) would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute such votes for any two or more of such directors as he may see fit.

Article VII

Liability of Directors

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law is amended hereafter further to eliminate or limit the personal liability of directors, the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law, as so amended.

Article VIII

Amendment of Charter Documents

A. Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors and any other persons pursuant to this Certificate of Incorporation are granted subject to this reservation.

3

B. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation that may be required by law or otherwise and in addition to any affirmative vote of the directors of this Corporation that may be required by law or otherwise, any amendment or repeal of any provision of this Certificate of Incorporation shall require the affirmative vote of the holders of at least two-thirds of the total voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

C. The Board of Directors shall have concurrent power with the stockholders to adopt, amend or repeal the Bylaws of this Corporation, provided, however, that no provision of the Bylaws may be adopted, amended or repealed if the effect thereof would be to modify or permit the circumvention of any provision of this Certificate of Incorporation. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the directors then in office. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation that may be required by law or otherwise, any adoption, amendment or repeal of any provision of the Bylaws by the stockholders shall require the affirmative vote of the holders of at least two-thirds of the total voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this 7th day of December, 1993.

DAMES & MOORE, INC.

By	/s/ George D. Leal
George D. Leal
Chairman of the Board and Chief Executive Officer

ATTEST:

By	/s/ Maurice Yellen
Maurice Yellen, Secretary

4

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 04/01/1997
971106075 – 2256592

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

DAMES & MOORE, INC.

(Pursuant to Section 151 of the

General Corporation Law of the State of Delaware)

Dames & Moore, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on March 14, 1997.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A Junior Participating Preferred Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 135,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on or about the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $ 1.00 or (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the date on which the Preferred Stock Purchase Rights of the Corporation are declared by the Board of Directors (the “Rights Declaration Date”) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

2

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation which may from time to time be accorded such voting right shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such

3

contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on ail shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Series A Preferred Stock, voting as a class, shall have the right to elect two (2) directors.

(ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Series A Preferred Stock outstanding shall be present in person or by proxy, The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series A Preferred Stock of such voting right. At any meeting at which the holders of Series A Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Series A Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

(iii) Unless the holders of Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding may request, the calling of a special meeting of the holders of Series A Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series A Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Series A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice

4

by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Series A Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(iii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. References in this paragraph (C) to directors elected by the holders of a particular class or classes of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Series A Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Series A Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

(D) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and other classes of stock of the Corporation, if applicable, as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares

5

of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, make any other distributions on, redeem on or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends on, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such on a parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Corporation’s Certificate

6

of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary, or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Liquidation Preference”). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 200 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which, shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

8

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Executive Vice President this 28th day of March, 1997.

/s/ Mark Snell
Mark Snell,
Executive Vice President

9

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

DAMES & MOORE, INC.

Dames & Moore, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation Law”), does hereby certify:

A. The original Certificate of Incorporation of the Corporation was filed with the Office of the Delaware Secretary of State on March 7, 1991. The Restated Certificate of Incorporation of the Corporation was filed with the Office of the Delaware Secretary of State on December 10, 1993.

B. Pursuant to the approval of the directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the Corporation Law, the Corporation’s Restated Certificate of Incorporation has been amended as follows:

1. Article I of the Restated Certificate of Incorporation has been amended to read in its entirety as follows:

Article I

Name

The name of the corporation is Dames & Moore Group (the “Corporation”).

2. Article V.A of the Restated Certificate of Incorporation has been amended to read in its entirety as follows:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not less than eight nor more than twelve directors, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office.

3. Article VIII.B of the Restated Certificate of Incorporation has been removed from the Restated Certificate of Incorporation. Article VIII.C of the Restated Certificate of Incorporation has been relabeled as Article VIII.B and has been amended to read in its entirety as follows:

B. The Board of Directors shall have concurrent power with the stockholders to adopt, amend or repeal the Bylaws of this Corporation; provided, however, that no provision of the Bylaws may be adopted, amended or repealed if the effect thereof would be to modify or permit the circumvention of any provision of this Certificate of Incorporation. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the directors then in office. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation that may be required

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/12/1997 971268870 – 2256592

by law or otherwise, any adoption, amendment or repeal of any provision of the Bylaws by the stockholders shall require the affirmative vote of the holders of a majority of the total voting power of the then-outstanding securities of the Corporation that are entitled to vote generally in the election of directors, voting together as a single class.

C. The foregoing amendments to the Corporation’s Restated Certificate of Incorporation have been duly adopted in accordance with Section 242 of the Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers this 11th day of August, 1997.

DAMES & MOORE, INC.

By	/s/ George D. Leal
George D. Leal
Chairman of the Board

ATTEST:

By	/s/ Mark A. Snell
Mark A. Snell, Secretary

2

CERTIFICATE

OF

DAMES & MOORE, INC.

(PURSUANT TO 8 DEL.C. §102(a)(1))

Dames & Moore, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation Law”), does hereby certify:

A. The Corporation is filing herewith a Certificate of Amendment to change the name of the Corporation to Dames & Moore Group.

B. The total assets of the Corporation, as defined in subsection (i) of Section 503 of the Corporation Law, are not less than $10,000,000.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officers this 11th day of August, 1997.

DAMES & MOORE, INC.

By	/s/ George D. Leal
George D. Leal
Chairman of the Board

ATTEST:

By	/s/ Mark A. Snell
Mark A. Snell, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/27/1998
981118336 – 2256592

CERTIFICATE OF OWNERSHIP AND MERGER

OF

DAMES & MOORE MANAGEMENT COMPANY

a California corporation

into

DAMES & MOORE GROUP

a Delaware corporation

It is hereby certified that:

1. Dames & Moore Group (“the Corporation”) is a business corporation organized and existing under the laws of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of each class of stock of Dames & Moore Management Company (“the Subsidiary Corporation”), which is a business corporation organized and existing under the laws of the State of California.

3. The laws of the jurisdiction of organization of the Subsidiary Corporation permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

4. The Corporation hereby merges the Subsidiary Corporation into the Corporation.

5. The following is a copy of the resolutions adopted on March 27, 1998 by the Board of Directors of the Corporation to merge the Subsidiary Corporation into the Corporation:

WHEREAS, the Corporation owns all of the outstanding shares of each class of stock of Dames & Moore Management Company (“the Subsidiary Corporation”); and

WHEREAS, this Board of Directors deems it to be advisable and in the best interest of the Corporation that the Corporation merge the Subsidiary Corporation into itself.

NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary Corporation be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of the Subsidiary Corporation be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by the Subsidiary Corporation in its name;

RESOLVED FURTHER, that this Corporation assume all of the obligations of the Subsidiary Corporation;

RESOLVED FURTHER, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of California, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of the Subsidiary Corporation and of this Corporation and in any other appropriate jurisdiction; and

RESOLVED FURTHER, that the effective time of the Certificate of Ownership and Merger shall be March 28, 1998, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective merger time.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 27th day of March, 1998.

DAMES & MOORE GROUP,
a Delaware corporation

By:	/s/ Mark A. Snell
Mark A. Snell
Executive Vice President and Chief Financial Officer

2

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

DAMES & MOORE GROUP

Dames & Moore Group (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation Law”), does hereby certify:

A. The original Certificate of Incorporation of the Corporation was filed with the Office of the Delaware Secretary of State on March 7, 1991. The Restated Certificate of Incorporation of the Corporation was filed with the Office of the Delaware Secretary of State on December 10,1993.

B. Pursuant to the approval of the directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the Corporation Law, the Corporation’s Restated Certificate of Incorporation has been amended as follows:

1. Article IV.A. of the Restated Certificate of Incorporation has been amended to read in its entirety as follows:

A. The Corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, “Preferred Stock” and “Common Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 55,000,000, of which 1,000,000 shares shall be Preferred Stock with a par value of $0.01 per share and 54,000,000 shares shall be Common Stock with a par value of $0.01 per share.

C. The foregoing amendment to the Corporation’s Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the Corporation Law.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 09/23/1998 981369004 – 2256592

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested by its duly authorized officers this 10th day of August, 1998.

DAMES & MOORE GROUP

By	/s/ Arthur C. Darrow
Arthur C. Darrow
Chairman of the Board

ATTEST:

By	/s/ Mark A. Snell
Mark A. Snell, Secretary

2

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 06/23/1999 991254387 – 2256592

CERTIFICATE OF OWNERSHIP AND MERGER

THIS CERTIFICATE OF OWNERSHIP AND MERGER (hereinafter called the “Certificate”), dated as of June 23, 1999, is being filed pursuant to Section 253(a) of the Delaware General Corporation Law in connection with the merger of DEMETER ACQUISITION CORPORATION, a Delaware corporation (the “Corporation”), with and into DAMES & MOORE GROUP, a Delaware corporation (“Dames & Moore”), with Dames & Moore as the surviving corporation.

Kent P. Ainsworth does hereby certify that:

1. He is the Executive Vice President and Chief Financial Officer of the Corporation.

2. The Corporation owns in excess of 90% of the outstanding capital stock of Dames & Moore.

3. On June 9, 1999, the Board of Directors of the Corporation adopted the resolutions attached hereto as EXHIBIT A to merge the Corporation with and into Dames & Moore.

4. On June 9, 1999, the sole stockholder of the Corporation approved the merger of the Corporation with and into Dames & Moore.

IN WITNESS WHEREOF, this Certificate is hereby executed on behalf of Demeter Acquisition Corporation and attested by its duly authorized officer.

DEMETER ACQUISITION CORPORATION

By	/s/ Kent P. Ainsworth
Kent P. Ainsworth
Executive Vice President and Chief Financial Officer

EXHIBIT A

DEMETER ACQUISITION CORPORATION

BOARD RESOLUTIONS

WHEREAS, the Corporation lawfully owns in excess of 90% of the outstanding capital stock of Dames & Moore Group, a Delaware corporation (“Dames & Moore”), and now desires to merge the Corporation with and into Dames & Moore;

RESOLVED, that the Board of Directors of the Corporation hereby approves the merger of the Corporation with and into Dames & Moore pursuant to Section 253 of the Delaware Law with Dames & Moore being the surviving corporation (the “Surviving Corporation”);

RESOLVED FURTHER, that the proper officers of the Corporation be, and they hereby are, authorized to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge the Corporation with and into Dames & Moore and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware;

RESOLVED FURTHER, that the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in full as set forth in Schedule I hereto and that the Bylaws of the Surviving Corporation shall be amended and restated to read in full as set forth in the Bylaws of the Corporation (but with the name of the Surviving Corporation);

RESOLVED FURTHER, that each issued and outstanding share of capital stock of the Corporation shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of Dames & Moore;

RESOLVED FURTHER, that each share of Common Stock of Dames & Moore together with associated preferred stock purchase rights (a “Share”) that is held by Dames & Moore and each Share that is held by URS Corporation or the Corporation shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, and that each Share that is held by any direct or indirect subsidiary of URS Corporation (other than the Corporation) or of Dames & Moore shall remain outstanding without change;

RESOLVED FURTHER, that each issued and outstanding Share (other than Shares to be canceled or to remain outstanding in accordance with the resolution above and other than Dissenting Shares as set forth in the resolution below) shall be converted into the right to receive from Dames & Moore in cash, without interest, $16.00 (the ‘‘Merger Consideration”);

RESOLVED FURTHER, that any issued and outstanding Shares held by a person (a “Dissenting Stockholder”) who has neither voted in favor of the merger nor consented in writing thereto and otherwise complies with all the applicable provisions of the Delaware General Corporation Law concerning the right of holders of Dames & Moore Common

Stock to require appraisal of their Shares (“Dissenting Shares”) shall not be converted as described above but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware, and that if, after the effective time of the merger, any such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right to appraisal, in any case pursuant to the Delaware General Corporation Law, his Shares shall be deemed to be converted as of the effective time of the merger into the right to receive the Merger Consideration; and

RESOLVED FURTHER, that as of the effective time of the merger, all Shares (other than Shares held by any direct or indirect subsidiary of URS Corporation in Dames & Moore as set forth above) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive The Merger Consideration without interest;

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and empowered, for and on behalf of the Corporation to execute, prepare and deliver any and all documents, contracts or instruments, and to do or cause to be done any and all such other acts and things that they, or any of them, may deem necessary or desirable in order to implement fully the purposes and intent of the foregoing resolutions, and that any such documents, contracts or instruments so executed and delivered, and any such acts or things done or caused to be done, by them or any of them shall be conclusive evidence of their or his or her authority in so doing.

SCHEDULE I

RESTATED CERTIFICATE OF INCORPORATION OP DAMES & MOORE GROUP

RESTATED CERTIFICATE OF INCORPORATION

OF

DAMES & MOORE GROUP

I.

The name of this corporation is Dames & Moore Group.

II.

The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is AmeriSearch Corporate Services, Inc.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.

A. This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one hundred (100), each having a par value of one-tenth of one cent ($0.001).

1. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the California General Corporation Law (“CGCL”) During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (a) the names of such candidate or candidates have been placed in nomination prior to the voting and (b) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been

1.

properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

B. Removal

1. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

2. At any time or times that the corporation is not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section B.1 above shall not apply and the Board of Directors or any director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors or (b) without cause by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors.

V.

A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

B. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the stockholders entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent permitted under applicable law.

B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or

2.

otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the corporation is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.

C. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

3.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 02/03/2000 001057595 – 2256592

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

* * *

It is hereby certified that:

1. The name of the corporation is DAMES & MOORE GROUP.

2. The registered office of the corporation within the State of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Corporation Trust Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 1 of February, 2000

/s/ Joseph Masters
Joseph Masters, Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 09/04/2001 010437431 – 2256592

CERTIFICATE OF MERGER

OF

URS GREINER WOODWARD-CLYDE ENGINEERING, INC.

a Nevada corporation

URS GREINER WOODWARD-CLYDE GROUP, INC.

a Delaware corporation

AND

URS CORPORATION CONSULTANTS

a Delaware corporation

INTO

DAMES & MOORE GROUP

a Delaware corporation

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

URS Greiner Woodward-Clyde Engineering, Inc.	Nevada
URS Greiner Woodward-Clyde Group, Inc.	Delaware
URS Corporation Consultants	Delaware
Dames & Moore Group	Delaware

2. An Agreement and Plan of Merger and Reorganization (the “Agreement and Plan of Merger”) between URS Greiner Woodward-Clyde Engineering, Inc., URS Greiner Woodward-Clyde Group, Inc., URS Corporation Consultants and Dames & Moore Group has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in the manner and by the vote required by subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation is Dames & Moore Group.

4. The certificate of incorporation of Dames & Moore Group, a Delaware corporation, the surviving corporation, shall not be amended by this merger and shall be the certificate of incorporation of the surviving corporation.

5. The Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 100 California Street, Suite 500, San Francisco, CA 94111.

6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

7. The authorized capital stock of URS Greiner Woodward-Clyde Engineering, Inc. consists of 100 shares of common stock, par value $1.00 per share.

8. It is intended that the merger qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended

[Remainder of Page Intentionally Blank]

2

IN WITNESS WHEREOF, this Certificate of Merger is hereby executed on behalf of the surviving corporation, Dames & Moore Group, by officers thereunto duly authorized.

Dated as of August 23, 2001

DAMES & MOORE GROUP a Delaware corporation

By:	/s/ Joseph Masters
Joseph Masters
President

ATTEST:

By:	/s/ Carol Brummerstedt
Carol Brummerstedt
Secretary

3

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 06:00 PM 09/14/2001 010457288 – 2256592

CERTIFICATE OF MERGER

OF

URS GREINER WOODWARD-CLYDE INTERNATIONAL, INC.

a Delaware corporation

INTO

DAMES & MOORE GROUP

a Delaware corporation

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

URS Greiner Woodward-Clyde International, Inc.	Delaware
Dames & Moore Group	Delaware

2. An Agreement and Plan of Merger and Reorganization (the “Agreement and Plan of Merger”) between URS Greiner Woodward-Clyde International, Inc. and Dames & Moore Group has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in the manner and by the vote required by Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation is Dames & Moore Group.

4. The certificate of incorporation of Dames & Moore Group, a Delaware corporation, the surviving corporation, shall not be amended by this merger and shall be the certificate of incorporation of the surviving corporation.

5. The Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 100 California Street, Suite 500, San Francisco, CA 94111.

6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

7. It is intended that the merger qualify as a tax-free liquidation within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended or, alternatively, as a tax-free reorganization within the meaning of Section 368(a)(1)(A) thereof.

IN WITNESS WHEREOF, this Certificate of Merger is hereby executed on behalf of the surviving corporation, Dames & Moore Group, by officers thereunto duly authorized.

Dated as of September 10, 2001

DAMES & MOORE GROUP
a Delaware corporation

By:	/s/ Joseph Masters
Joseph Masters
Vice President

ATTEST:

By:	/s/ Kristin L. Jones
Kristin L. Jones
Assistant Secretary

2

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 06:00 PM 10/15/2001 010513242 – 2256592

[Delaware Filing]

CERTIFICATE OF MERGER

OF

BRW GROUP, INC.

a Delaware corporation

INTO

DAMES & MOORE GROUP

a Delaware corporation

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

BRW Group, Inc.	Delaware
Dames & Moore Group	Delaware

2. An Agreement and Plan of Merger and Reorganization (the “Agreement and Plan of Merger”) between BRW Group, Inc. and Dames & Moore Group has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in the manner and by the vote required by subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation is Dames & Moore Group.

4. The certificate of incorporation of Dames & Moore Group, a Delaware corporation, the surviving corporation, shall not be amended by this merger and shall be the certificate of incorporation of the surviving corporation.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 100 California Street, Suite 500, San Francisco, CA 94111.

6. A copy of the Agreement and Plan of Merger will be famished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

7. It is intended that the merger qualify as a tax-free liquidation within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended or, alternatively, as a tax-free reorganization within the meaning of Section 368(a)(1)(A) thereof.

[Remainder of Page Intentionally Blank]

2

IN WITNESS WHEREOF, this Certificate of Merger is hereby executed on behalf of the surviving corporation, Dames & Moore Group, by officers thereunto duly authorized.

Dated as of October 1, 2001

DAMES & MOORE GROUP
a Delaware corporation

By:	/s/ Joseph Masters
Joseph Masters
Vice President

3

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/30/2002 020059574 – 2256592

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

DAMES & MOORE GROUP

* * * *

Dames & Moore Group, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

RESOLVED, that the Restated Certificate of Incorporation of Dames & Moore Group be amended by changing Article I thereof so chat, as amended, said Article shall be and read as follows:

Article I

The name of the corporation is URS Holdings, Inc.

SECOND: That in lieu of a meeting and vote of stockholder, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IT WITNESS WHEREOF, said Dames & Moore Group has caused this Restated Certificate of Incorporation to be signed by Kristin L. Jones, its Assistant Secretary, this 29th day of January, 2002.

DAMES & MOORE GROUP

/s/ Kristin L. Jones
Kristin L. Jones, Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:30 PM 08/22/2002 020531418 – 2256592

CERTIFICATE OF MERGER

OF

CARLYLE-EG&G HOLDINGS CORP.

a Delaware corporation

INTO

URS HOLDINGS, INC.

a Delaware corporation

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

Carlyle-EG&G Holdings Corp.	Delaware
URS Holdings, Inc.	Delaware

2. An Agreement and Plan of Merger (the “Agreement and Plan of Merger”) by and among URS Corporation, URS Holdings, Inc., Carlyle-EG&G Holdings Corp., Lear Siegler Services, Inc. and EG&G Technical Services Holdings, L.L.C. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation (the “Surviving Corporation”) is URS Holdings, Inc.

4. The certificate of incorporation of URS Holdings, Inc., a Delaware corporation, the Surviving Corporation, shall not be amended by this merger and shall be the certificate of incorporation of the Surviving Corporation.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 100 California Street, Suite 500, San Francisco, CA 94111.

6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

7. This Certificate of Merger shall be effective upon filing (the “Effective Time”) in accordance with the provisions of Sections 103 and 251 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Merger is hereby executed on behalf of the surviving corporation, URS Holdings, Inc., by officers thereunto duly authorized.

Dated as of August 22, 2002

URS HOLDINGS, INC.
a Delaware corporation

By:	/s/ David C. Nelson
David C. Nelson
Vice President and Treasurer

ATTEST:

By:	/s/ Carol Brummerstedt
Carol Brummerstedt
Secretary

2